Exhibit 99.1

Reconciliation of Non-GAAP Financial Information

EBITDA and Distributable Cash Flow

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes two financial measures, EBITDA and distributable cash flow, which are not defined in United States generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.

EBITDA is defined as net income, plus:

- interest expense, net;

- income tax expense; and

- depreciation and amortization expense.

Distributable cash flow is defined as EBITDA less:

- equity earnings from joint ventures;

- interest expense, net;

- reliability capital expenditures; and

- income tax expense;

plus:

- mark-to-market impact on hedge transactions;

- charges reimbursed by general partner;

- distributions from joint ventures; and

- other non-cash items.

The following is a reconciliation of net income to EBITDA and distributable cash flow:

	Year Ended December 31,
	2001	2002	2003	2004	2005	2006	2007	2008	2009
Net income	$45,873	$55,143	$69,593	$78,418	$107,675	$149,906	$150,298	$254,018	$224,875
Plus interest expense, net	3,811	4,880	15,860	20,950	41,388	66,266	76,516	90,818	79,384
Plus income tax expense	—	395	—	—	4,713	5,861	11,448	11,006	10,531
Plus depreciation and amortization expense	13,390	16,440	26,267	33,149	64,895	100,266	114,293	135,709	145,743

EBITDA	63,074	76,858	111,720	132,517	218,671	322,299	352,555	491,551	460,533

Less equity earnings from joint ventures	3,179	3,188	2,416	1,344	2,319	5,882	6,833	8,030	9,615
Less interest expense, net	3,811	4,880	15,860	20,950	41,388	66,266	76,516	90,818	79,384
Less reliability capital expenditures	2,786	3,943	10,353	9,701	23,707	35,803	40,337	55,669	45,163
Less income tax expense	—	—	—	—	4,713	5,861	11,448	11,006	10,531
Plus mark-to-market impact on hedge transactions	—	—	—	—	—	—	3,131	(9,784)	19,970
Plus charges reimbursed by general partner	—	—	—	—	—	575	—	—	—
Plus distributions from joint ventures	2,874	3,590	2,803	1,373	4,657	5,141	544	2,835	9,700
Plus other non-cash items	—	—	—	—	2,672	—	—	—	—

Distributable cash flow	$56,172	$68,437	$85,894	$101,895	$153,873	$214,203	$221,096	$319,079	$345,510

Note: 2005 and 2006 distributable cash flow and EBITDA are from continuing operations.

Reconciliation of Non-GAAP Financial Information:

Transportation and Storage

(Unaudited, Dollars in Thousands)

EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.

The following is a reconciliation of operating income to EBITDA for the Transportation Segment:

	Year Ended December 31,
	2006	2007	2008	2009
Operating income	$122,714	$126,508	$135,086	$139,869
Plus depreciation and amortization expense	47,145	49,946	50,749	50,528

EBITDA	$169,859	$176,454	$185,835	$190,397

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,
	2006	2007	2008	2009
Operating income	$108,486	$114,635	$141,079	$171,245
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888

EBITDA	$161,607	$176,952	$207,785	$242,133

Reconciliation of Non-GAAP Financial Information:

Asphalt and Fuels Marketing

(Unaudited, Dollars in Thousands)

EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.

The following is a reconciliation of operating income to EBITDA for the Asphalt and Fuels Marketing Segment:

	Year Ended December 31, 2008
	Asphalt and Fuels Marketing Segment	Less Fuels Marketing Operations	Asphalt Operations
Operating income	$112,506	$36,239	$76,267
Plus depreciation and amortization expense	14,734	552	14,182

EBITDA	$127,240	$36,791	$90,449

	Year Ended December 31, 2009
	Asphalt and Fuels Marketing Segment	Less Fuels Marketing Operations	Asphalt Operations
Operating income	$60,629	$9,919	$50,710
Plus depreciation and amortization expense	19,463	—	19,463

EBITDA	$80,092	$9,919	$70,173

	Six Month Ended June 30, 2010
	Asphalt and Fuels Marketing Segment	Less Fuels Marketing Operations	Asphalt Operations
Operating income	$39,656	$15,857	$23,799
Plus depreciation and amortization expense	10,116	42	10,074

EBITDA	$49,772	$15,899	$33,873

Reconciliation of Non-GAAP Financial Information:

Asphalt and Fuels Marketing – Continued

(Unaudited, Dollars in Thousands)

EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.

The following is a reconciliation of operating income to EBITDA and distributable cash flow for our asphalt operations:

	Year Ended December 31, 2008	Year Ended December 31, 2009	Six Month Ended June 30, 2010	Jan 1, 2008 - June 30, 2010
Asphalt operations operating income	$76,267	$50,710	$23,799	$150,776
Plus depreciation and amortization associated with asphalt operations	14,182	19,463	10,074	43,719

Asphalt operations EBITDA	90,449	70,173	33,873	194,495

Allocated to asphalt operations for distributable cash flow purposes:
Less general & administrative expense	18,640	16,105	10,489	45,234
Less interest expense	20,150	26,056	13,925	60,131
Less income tax expense	—	489	140	629
Less reliability capital expenditures	4,126	6,962	3,397	14,485

Asphalt operations distributable cash flow	$47,533	$20,561	$5,922	$74,016

Distributable cash flow	$319,079	$345,510	$149,170	$813,759
Less asphalt operations distributable cash flow	47,533	20,561	5,922	74,016

Non-asphalt operations distributable cash flow	$271,546	$324,949	$143,248	$739,743